Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Long-Term Incentive Plan and the 2011 Equity Incentive Plan of Radius Health, Inc. of our report dated March 23, 2011, with respect to the financial statements of Radius Health, Inc. (f/k/a MPM Acquisition Corp.) for the years ended December 31, 2010 and December 31, 2009 included in its Annual Report on Form 10-K dated March 24, 2011, filed with the Securities and Exchange Commission.

/s/ Raich Ende Malter & Co. LLP

New York, New York

November 7, 2011